                                                                      Exhibit 3
                               [LOGO]

                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/9840
25 April 2003

Sir,

      Sub : Sending Certificates of Practicing Company Secretary regarding Paid-up Capital and Listing Agreement requirement.

In accordance with SEBI regulations, please find sent herewith the following

     a) Certificate from Practicing Company Secretary regarding total paid-up capital of VSNL and

     b) Certificate from Practicing Company Secretary regarding transfer of shares.

Thanking you,

                                                               Yours faithfully,
                                                For Videsh Sanchar Nigam Limited

                                                                     R.N. Aditya
                                                         Asst. Company Secretary

To :

1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

2) The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.

3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
     497 29 93.

7) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

8) Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

9) Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071

10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai
     - 400 023. Fax : 267 3199

11)  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1195


                          VIDESH SANCHAR NIGAM LIMITED

              VIDESH SANCHAR BHAVAN, MAHATMA GANDHI ROAD, MUMBAI -
                    400 001, INDIA. BOARD : +91-22- 56578765
                  DIRECT : +91-22-22624300 FAX: +91 22 22667744
                       E-MAIL : RISHABH.ADITYA@VSNL.CO.IN

T. R. VAIDYANATHAN & CO.                                    12, "Udayaraj"
Company Secretaries                                         Shree Nagar
T. R. Vaidyanathan.                                         Goregaon West
F.C.S, A.C.I.S (London)                                     Mumbai - 400 062.
COMPANY SECRETARY                                           Tel: 28741386
E-Mail: trvco@rediffmail.com                                Pager: 9624-242229

The Board of Directors
Videsh Sanchar Nigar Limited
Fort
Mumbai - 400 001.

                                  Certificate.

Company Registraion No:      11-39266
Authorised Capital:          Rs. 3,00,00,00,000/- (Rupees Three hundred Crores)
ISIN:                        INE 151A01013.

I/We have examined the Register of Members, beneficiary details furnished by the Depositories and other records/documents maintained BY VIDESH SANCHAR NIGAM LIMITED (hereinafter referred to as "The Company") and its Registrars and Share Transfer Agents M/S. SHAREPRO SERVICES for issuing this certificate, in accordance with circular D&CC/FITTC/CIR-16 2002 dated December 31, 2002 issued by the Securities and Exchange Board of India.

In my /our opinion and to the best of my/our information and according to the explanations given to me/us and based on such verification as considered necessary, I/We hereby certify, in respect of the quarter ended 31ST MARCH 2003 that:

(a) The aggregate number of shares of the Company held in NSDL,CDSL and in physical form as on 31.03.2003 (quarter end) tally with the total number of issued/paid - upcapital as on 31.03.2003 (quarter end) as per details given in TABLE A below:

                                    TABLE - A

                                                                                                   (Number of Shares)
                                                  AT THE BEGINNING OF THE QUARTER              AT THE END OF THE QUARTER

(I) ISSUED CAPITAL                                         28,50,00,000                                28,50,00,000

(II) PAID UP CAPITAL                                       28,50,00,000                                28,50,00,000

          (A)  NSDL                                         7,65,87,275                                 8,03,91,782

          (B)  CDSL                                        12,98,03,241                                20,40,17,998

          (C)  PHYSICAL                                     7,86,09,484                                    5,90,220

TOTAL (A+B+C)                                              28,50,00,000                                28,50,00,000


(b) The Company has obtained approval for listing of issued/paid up share capital, as stated in table A above, from all the Stock Exchange(s), Mumbai where the Securities of the Company are Listed.

(c) The details of Changes in Share Capital during the quarter ended 31.03.2003 are as per Table B below:

                                    TABLE B.

                                                                                               (Number of Shares)
SL.NO                   Particulars               No. of Shares     Listed/delisted     Admitted         Admitted
-----                   -----------                                 on Stock            by NSDL          by CDSL
                                                                    Exchange

                         Increase -

1               Right Issue

2               Bonus Issue

3               Preferential Issue

4               Initial Public Offer

5               Re-issue of Forfeited Shares                                     NIL
                                                                                 ---
6               Employee Stock Option exercised



                                    Decrease -

7               Buy-back

8               Capital Reduction

9               Forfeiture

10              Amalgamation/Scheme of Arrangement

11              Any other (to Specify)



                Net Increase/Decrease


(d)  That the Register of Members is Updated :

(e) The dematerialisation requests received during the quarter, have been confirmed within 21 days from the date of request, except requests for 1600 shares which have been issued beyond 21 days for reason given below: As per Annexure.

Date of Demat        Date of        Number of       Delay in        Reason for Delay/Non-
Request              Release        Shares          Days            dematerialisation within
                                                                    21 Days.
(a)                  (b)            (C)             (d)=(b)-(a)




                               AS PER ANNEXURE -I


Cases of pending (not released on date of this certificate) demat requests
beyond 21 days.   NIL



Date of Demat     Period of 21 days      Number of        Delay in        Reason for Delay/Non-
Request           expires on             Shares           Days            dematerialisation within 21 Days.
(a)               (b)                    (C)              (d)=(b)-(a)


Not Applicable


                                                    For T. R. VAIDYANATHAN & CO.


                                                            (T. R. VAIDYANATHAN)
                                                              COMPANY SECRETARY.


Place:        Mumbai                                   FCS No 254  COP No. 2718

Date:         21.04.2003

T. R. VAIDYANATHAN & CO.                                    12, "Udayaraj"
Company Secretaries                                         Shree Nagar
T. R. Vaidyanathan.                                         Goregaon West
F.C.S, A.C.I.S (London)                                     Mumbai - 400 062.
COMPANY SECRETARY                                           Tel: 28741386
E-Mail: trvco@rediffmail.com                                Pager: 9624-242229

-------------------------------------------------------------------------------

                          TO WHOMSOEVER IT MAY CONCERN

I have examined the relevant records, correspondence and information maintained in the electronic mode by VIDESH SANCHAR NIGAM LIMITED in respect of the transfer deeds received for registration during the quarter ended 31st March, 2003, details whereof are given in Annexure 1 hereto, and certify that The Company has followed the necessary procedures for effecting the transfer of shares covered by the transfer deeds lodged during the aforesaid period. The Company has accordingly amended the Register of Members maintained by it and the shares comprised in the aforementioned transfer deed has been registered in the names of the respective transferees.

The Company has adequate procedures to deal with dematerialisation requests and has satisfied itself that the transferee and the person requesting dematerialisation are one and the same by verifying the signature of the person requesting for dematerialisation with that the transferee maintained by its and before confirming the dematerialisation has amended the Register of Members in National Securities Depositary Limited as the holder of the dematerialized Shares. The Company has defaced and cancelled all the certificates covering the shares dematerialized and The Company has adequate systems to ensure that the respective investors do not lose their corporate benefits on account of the transfer entries made in favour of the aforementioned Depositary.

                                                    For T. R. VAIDYANATHAN & CO.

Place:       Mumbai

                                                             T. R. VAIDYANATHAN
Date:        15th April 2003                                 (COMPANY SECRETARY)
                                                                C P Number: 2718

T. R. VAIDYANATHAN & CO.                                      12, "Udayaraj"
Company Secretaries                                           Shree Nagar
T. R. Vaidyanathan.                                           Goregaon West
F.C.S, A.C.I.S (London)                                       Mumbai - 400 062.
COMPANY SECRETARY                                             Tel: 28741386
E-Mail: trvco@rediffmail.com                                  Pager: 9624-242229

--------------------------------------------------------------------------------

                          TO WHOMSOEVER IT MAY CONCERN

This is to certify that VIDESH SANCHAR NIGAM LIMITED, having its Registered office at Videsh Sanchar Bhavan, Churchgate, Fort, Mumbai-400001 has kept all the records and registers for the purpose of issuing a certificate as stipulated under Sub-Clause (C) of Clause 47 of the Listing Agreement with Mumbai Stock Exchange I / We have examined the relevant Books, Registers, Forms, Documents and Records of VIDESH SANCHAR NIGAM LIMITED as may be necessary for the purpose of issuing Certificate under Sub-Clause (C) of Clause 47 of the Listing Agreement with the Mumbai Stock Exchange.

I hereby certify that the Company has delivered during the half year ended on 31st March, 2003 all certificates of Shares after registration of valid transfers within one month of the date of lodgement of Transfers, Consolidation, Renewal or Exchange, prior to the date of the intimation of the closure of Register of Members or Record Date.

                                                    For T. R. VAIDYANATHAN & CO.



Place:              Mumbai

                                                             T. R. VAIDYANATHAN
Date:               16th April 2003                          (COMPANY SECRETARY)
                                                             C P Number: 2718

                                   ANNEXURE 1

                          VIDESH SANCHAR NIGAM LIMITED

Details of Shares transferred and dematted during the quarter ended March 31st 2003.

Number Of Transfer Deeds Received .......................................   44


Number Of Transfers Approved .............................................  44


Number Of Shares Involved................................................ 2726


Number Of Option Letters Sent to Transferees.............................   32


Number Of Demat Requests Received From The Transferees...................   12*


Number Of Shares Involved................................................  866

*02 Responses received up to and including 10/04/2003 as against dispatch of 12 option letters during March, 2003

                                                    For T. R. VAIDYANATHAN & CO.


Place:              Mumbai

                                                             T. R. VAIDYANATHAN
Date:               17th April 2003                          (COMPANY SECRETARY)
                                                             C P Number: 2718